EXHIBIT (a) (5)
                                ENStar Inc,

                         Offer to Purchase for Cash
                   Up to 600,000 Shares of its Common Stock at a Purchase Price not Greater than $6.25 nor Less than $4.75 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 4.00 P.M., MINNEAPOLIS TIME, ON FRIDAY, JULY 25, 1997, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated June 24, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by ENStar Inc., a Minnesota corporation (the "Company"), to purchase up to 600,000 shares of its common stock, par value $.01 per share (the "Shares"), at prices not greater than $6.25 or less than $4.75 per share, net to the seller in cash, specified by tendering shareholders, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter from Jeffrey J. Michael, Chief Executive Officer and President of the Company, to shareholders.

      The Company will determine a single per share price (not greater than $6.25 nor less than $4.75 per share) (the "Purchase Price") that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to purchase 600,000 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $6.25 nor less than $4.75 per share) and not withdrawn pursuant to the Offer. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration. See Section 1 of the Offer to Purchase.

      We are the holder of record of Shares held for your account. As such, a tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

      We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is invited to the following:

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      1.    You may tender Shares at prices, which cannot be greater than $6.25 nor less than $4.75 per share, as indicated in the attached Instruction Form, net to you in cash.

      2. The Offer is extended for up to 600,000 Shares, constituting approximately 18.1% of the total Shares outstanding as of June 16, 1997. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

      3.    The Offer, proration period and withdrawal rights will expire at
4.00 p.m., Minneapolis time, on July 25, 1997, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

      4. As described in the Offer to Purchase, if more than 600,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Time, as defined in Section 1 of the Offer to Purchase, the Company will purchase Shares in the following order of priority:

            (i) all Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Time by any shareholder who owned beneficially, as of the close of business on June 17, 1997, and who continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares and who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery; and

            (ii) after purchase of all the foregoing Shares, all other Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Time on a pro rata basis. See Section 1 of the Offer to Purchase for a discussion of proration.

      5. Tendering shareholders will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of Shares in the Offer. Any stock transfer taxes applicable to the purchase of Shares by the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

      6. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

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      7.    If you owned beneficially, as of the close of business on June 17,
1997, and continue to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares, and you instruct us to tender at or below the Purchase Price on your behalf all such Shares prior to the Expiration Time and check the box captioned "Odd Lots" in the Instruction Form, all such Shares will be accepted for purchase before proration, if any, of the other tendered Shares.

      NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. SHAREHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. THE COMPANY HAS BEEN ADVISED THAT NONE OF ITS DIRECTORS OR EXECUTIVE OFFICERS INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

      If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

      The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction.
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                               INSTRUCTION FORM

                    With Respect to Offer to Purchase for Cash
                       Up to 600,000 Shares of Common Stock
                                        of
                                   ENStar Inc.

                     At a Purchase Price not Greater than
                      $6.25 nor Less than $4.75 per Share

      The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 24, 1997, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by ENStar Inc. (the "Company") to purchase up to 600,000 shares of its common stock, par value $.01 per share (the "Shares"), at prices not greater than $6.25 nor less than $4.75 per share, net to the undersigned in cash, specified by the undersigned, upon the terms and subject to the terms and conditions of the Offer.

      This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per share indicated below, upon the terms and subject to the conditions of the Offer.

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                                 SHARES TENDERED

[] By checking this box, the undersigned hereby instructs us to tender the following number of Shares held by us for the account of the undersigned, at the Purchase Price per share indicated in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered":

                         _________________________Shares*

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      *The undersigned understands and agrees that all Shares held by us for the account of the undersigned will be tendered if the above box is checked and the space above is left blank.

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                          PRICE (IN DOLLARS) PER SHARE
                        AT WHICH SHARES ARE BEING TENDERED

                IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED
                                   MUST BE USED.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS BELOW), THERE IS NO VALID TENDER OF SHARES.

        []$4.7500    []$5.0625    []$5.3750    []$5.6875    []$6.0000
        []$4.8125    []$5.1250    []$5.4375    []$5.7500    []$6.0625
        []$4.8750    []$5.1875    []$5.5000    []$5.8125    []$6.1250
        []$4.9375    []$5.2500    []$5.5625    []$5.8750    []$6.1875
        []$5.0000    []$5.3125    []$5.6250    []$5.9375    []$6.2500
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                                  ODD LOTS

[] By checking this box, the undersigned represents that the undersigned owned beneficially, as of the close of business on June 17, 1997, and continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share in the box entitled "Price (In
Dollars) Per Share At Which Shares Are Being Tendered" above).  []
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      THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE
TENDERING SHAREHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.



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                                                   SIGN HERE

                                               ________________________________
                                                   Signature(s)

Dated:_________________, 1997     Name ________________________________________

                               Address ________________________________________



                                ______________________________
                              Social Security or Taxpayer ID No.

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